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                               FOLEY & LARDNER

                         A T T O R N E Y S  A T  L A W



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
BRUSSELS                                                                                               ORLANDO
CHICAGO                                                                                             SACRAMENTO
DENVER                                                                                               SAN DIEGO
DETROIT                                        WASHINGTON HARBOUR                                SAN FRANCISCO
JACKSONVILLE                             3000 K STREET, N.W., SUITE 500                            TALLAHASSEE
LOS ANGELES                                WASHINGTON, D.C. 20007-5109                                   TAMPA
MADISON                                     TELEPHONE: (202) 672-5300                         WASHINGTON, D.C.
MILWAUKEE                                   FACSIMILE: (202) 672-5399                          WEST PALM BEACH



EMAIL ADDRESS                                 WRITER'S DIRECT LINE                        CLIENT/MATTER NUMBER
www.foleylardner.com                             (202) 672-5300                                    302010.0028
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                                                                       EXHIBIT 5
                                June 20, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re:    Coeur d'Alene Mines Corporation
               Registration Statement on Form S-4 and Form S-2
               -----------------------------------------------

Ladies and Gentlemen:

        We are counsel to Coeur d'Alene Mines Corporation (the "Company") and have represented the Company in connection with the Registration Statement on Form S-4/Form S-2 and the Registration Statement on Form S-2/Form S-4 filed with the Securities and Exchange Commission (the "Commission") today (together with all exhibits thereto, collectively, the "Registration Statement"). The Registration Statement relates to up to $71,340,000 principal amount of the Company's 13 3/8% Convertible Senior Subordinated Notes due December 31, 2003 (the "Exchange Notes") being offered in an exchange offer (the "Exchange Offer") to the holders of the Company's outstanding 6% Convertible Subordinated Debentures due June 10, 2002, 6 3/8% Convertible Subordinated Debentures due January 31, 2004 and 7 1/4% Convertible Subordinated Debentures due October 31, 2005. The three outstanding classes of convertible subordinated debentures are collectively referred to hereinafter as the "Debentures." The Registration Statement also relates to a maximum $25,000,000 principal amount of Exchange Notes being offered for cash (the "Cash Offer") to holders of Debentures who participate in the Exchange Offer and up to $2,260,000 principal amount of Exchange Notes that may be issued in payment of fees to the dealer manager in connection with the Exchange Offer. Furthermore, the Registration Statement also registers an indeterminate number of shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), into which the Exchange Notes are convertible (the "Conversion Shares"), as well as an estimated number of shares of Common Stock that may be issued by the Company in payment of interest on the Exchange Notes in the future if it elects to issue shares in lieu of cash in payment of such interest.

        This opinion is being delivered to the Commission as Exhibit 5 to the Registration Statement.


                               ESTABLISHED 1842

     A MEMBER OF GLOBALEX WITH MEMBER OFFICES IN BERLIN, BRUSSELS, DRESDEN,
             FRANKFURT, LONDON, SINGAPORE, STOCKHOLM AND STUTTGART
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Securities and Exchange Commission
Registration Statement on Form S-4/S-2
Page 2

        We have examined (1) the Articles of Incorporation, and all amendments thereto, of the Company, as certified by the Secretary of State of the State of Idaho, (2) the By-Laws of the Company, as certified by the Secretary of the Company as being those currently in effect, (3) the Registration Statement,
(4) the proposed form of Indenture (the "Indenture") between the Company and The Bank of New York, as trustee, relating to the Exchange Notes, (5) the Letters of Transmittal being used in connection with the Exchange Offer and
(6) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.

        Based upon the foregoing, it is our opinion that:

        1. The Company is a corporation duly organized and existing under the laws of the State of Idaho.

        2. The execution and delivery of the Indenture has been validly authorized; when the Indenture has been duly executed and delivered by the Company, the Indenture will constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and as to the availability of equitable remedies). Shares of Common Stock for issuance as Conversion Shares have been validly authorized and reserved for issuance upon conversion of the Exchange Notes.

        3.     When the following events shall have occurred:

               (a) the Registration Statement, as amended, shall have been ordered effective by the Commission in accordance with the Securities Act of 1933, as amended,

               (b) the Exchange Notes shall have been issued in exchange for Debentures in the Exchange Offer, for cash in the Cash Offer and in payment of fees to the Exchange Offer dealer-manager and Cash Offer placement agent, and certificates for the Exchange Notes thus issued shall have been duly executed, countersigned and issued as provided in the Registration Statement and the Indenture, and

               (c) the Conversion Shares shall have been issued upon the conversion of the Exchange Notes in accordance with the Indenture,

the Exchange Notes and Conversion Shares thus issued will be legally issued, fully paid and nonassessable and the Exchange Notes will be binding obligations of the Company enforceable against the Company in accordance with their terms. Furthermore, in the event the Company elects to make interest payments on the Exchange Notes in shares of Common Stock rather than cash in accordance with the Indenture, and subject to approval by holders of the Company's Common Stock of an increase in the number of shares of Common Stock authorized for issuance if a sufficient number of authorized shares





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Securities and Exchange Commission
Registration Statement on Form S-4/S-2
Page 3


are not otherwise available, the Interest Shares thus issued will be legally issued, fully paid and nonassessable.

        This firm hereby consents to the reference to it under the heading "Legal Matters" appearing in the Prospectuses which are a part of the Registration Statement.

                                   Sincerely,



                                   Foley & Lardner